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                                                                    EXHIBIT 10.3

                         RELIANCE GROUP HOLDINGS, INC.
                         -----------------------------
                              EXECUTIVE BONUS PLAN
                              --------------------

                                   ARTICLE I

                                    Purpose
                                    -------

     1.1 The purpose of this Plan is to provide performance-based compensation to Covered Employees. This Plan, which is intended to comply with the requirements of (S)162(m) of the Code and of proposed Regulation (S)1.162-27, is designed to enhance the Company's ability to retain and reward key executives who contribute materially to the success of the Company by providing them the opportunity to earn meaningful compensation tied to the Company's performance under the predetermined criteria set forth herein.

                                   ARTICLE II

                                  Definitions
                                  -----------

     2.1 Capitalized terms used in this Plan shall have the meanings set forth below.

     "Base Salary" means the annual base salary of a Covered Employee as in effect on January 1, 1994 (increased by 10% each year, on a compound basis, but in no event more, as to any year, than the Covered Employee's actual annual base salary for such year as so increased) paid by the Company and any Subsidiary.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "CLTIC" means the title insurance operations of the Company.

     "Company" means Reliance Group Holdings, Inc.

     "Compensation Committee" means the Special Compensation Committee of the Board of Directors of the Company, comprised solely of two or
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     more outside directors as defined in (S)162(m) of the Code and the regulations promulgated thereunder.

     "Covered Employee" is as defined under (S)162(m)(3) of the Code.

     "GAAP" means generally accepted accounting principles.

     "Industry" means those U.S. property and casualty stock insurance companies for which aggregate statistical data are reported by a recognized insurance industry rating or reporting service.

     "Plan" means this Executive Bonus Plan.

     "Reliance Insurance Group" means the property and casualty operations of the Company.

     "SAP" means the statutory accounting practices utilized by property and casualty insurance companies.

     "Subsidiary" means a company 50% or more of whose voting capital stock is held, directly or through one or more Subsidiaries, by the Company.


                                  ARTICLE III

                              Shareholder Approval
                              --------------------

     3.1 The material terms of the performance goals under this Plan, including the bonuses to be paid upon the attainment of the goals, shall be disclosed to the shareholders of the Company and shall be submitted to the shareholders for their approval, by affirmative votes of a majority of the votes cast in a separate vote, at the annual meeting next following the date of adoption of this Plan by the Compensation Committee. Subsequent disclosure to, and approvals by, the shareholders of the Company shall be made and obtained, respectively, to the extent required by the relevant provisions of (S)162(m) of the Code and the regulations promulgated thereunder. No amounts shall be paid under this Plan unless the requisite shareholder approval of such payments under (S)162(m) of the Code shall have been obtained.

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                                  ARTICLE IV

                Participants; Preestablished Performance Goals
                ----------------------------------------------

     4.1 This Plan shall apply as to any year only to persons who are Covered Employees for such year.

     4.2 The performance goals applicable to all Covered Employees, other than any Covered Employee with a separate performance-based bonus plan with the Company, shall be established in accordance with paragraph 4.3 hereof and shall be related to the following criteria:

     (a) average return on shareholders' equity of the Company for the 12 months ending December 31 of the year to which performance-based compensation is applicable, calculated in accordance with GAAP;

     (b) combined ratio of the Reliance Insurance Group for the 12 months ending December 31 of the year to which performance-based compensation is applicable, calculated in accordance with SAP, compared to the combined ratio of the Reliance Insurance Group for the preceding 12 month period, calculated in accordance with SAP;

     (c) combined ratio of the Reliance Insurance Group for the 12 months ending December 31 of the year to which performance-based compensation is applicable, calculated in accordance with SAP, compared to the combined ratio of the Industry (as reported on an estimated basis) for the comparable period, calculated in accordance with SAP;

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     (d)  total return on the combined investment portfolio of the Reliance
          Insurance Group and CLTIC for any calendar year to which performance-based compensation is applicable;

     (e) amount of pre-tax net realized capital gains, calculated in accordance with GAAP, of the combined investment portfolio of the Reliance Insurance Group and CLTIC during any calendar year to which performance-based compensation is applicable;

     (f) pre-tax operating income (exclusive of capital gains), calculated in accordance with GAAP, of the Reliance Insurance Group for any calendar year to which performance-based compensation is applicable;

     (g) shareholders' equity of the Company, calculated in accordance with GAAP, as of the end of any calendar year to which performance-based compensation is applicable;

     (h) net premiums written, calculated in accordance with GAAP, of the Reliance Insurance Group for any calendar year to which performance-based compensation is applicable;

     (i) pre-tax operating income (exclusive of realized capital gains), calculated in accordance with GAAP, of CLTIC for any calendar year to which performance-based compensation is applicable;

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     (j)  net premiums earned, calculated in accordance with GAAP, of CLTIC for any calendar year to which performance-based compensation is applicable;

     (k) the Company's debt to total capitalization ratio, calculated in accordance with GAAP, as of the end of any calendar year to which performance-based compensation is applicable;

     (l)  the price of the Company's common stock;

     (m) pre-tax operating earnings per share (exclusive of realized capital gains of the combined portfolio of the Reliance Insurance Group and CLTIC), calculated in accordance with GAAP, of the Company for any calendar year to which performance-based compensation is applicable; and

     (n) net investment income, calculated in accordance with GAAP, of the combined investment portfolio of the Reliance Insurance Group and CLTIC for any calendar year to which performance-based compensation is applicable.

     4.3  The specific targets for the performance goals set forth in paragraph
4.2 above shall be as determined by the Compensation Committee at the time of adoption of this Plan by the Compensation Committee. For any year commencing on or after January 1, 1995, the Compensation Committee shall have the discretion (but not be required) to modify such specific targets for the performance goals set forth in paragraph 4.2 above. Any such modification shall be made in writing (which may be through

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approved minutes) by the Compensation Committee prior to the commencement of the year to which it is applicable.

                                   ARTICLE V

                        Calculation and Payment of Bonus
                        --------------------------------

     5.1 All Covered Employees, other than any Covered Employee with a separate performance-based bonus plan, shall be eligible to receive a maximum bonus under this Plan of 115% of their respective Base Salaries.

     5.2 The Compensation Committee shall certify in writing (which may be through approved minutes), prior to payment of any bonus under this Plan, the extent to which the performance goals set forth in paragraph 4.2 hereof have been met.

     5.3 Subject to paragraph 5.4 hereof, all Covered Employees, other than any Covered Employee with a separate performance-based bonus plan, shall be entitled to receive, and shall be paid not later than 60 days after the end of any calendar year to which performance-based compensation is applicable, cash bonuses equal to 115% of their respective Base Salaries if at least eight of the performance goals set forth in paragraph 4.2 hereof have been met. If fewer than eight of such goals have been met, then the bonuses to be paid to such Covered Employees shall be reduced by 5% of their respective Base Salaries multiplied by the difference between the number of goals achieved and the number "eight," provided, however, that if fewer than two goals are achieved, no
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bonuses shall be paid hereunder.  Responsibilities for any bonuses payable under this Plan shall be allocated between the Company and any Subsidiary in proportion to the amount of Base Salary paid to a Covered Employee by the Company and such Subsidiary.

     5.4 The Compensation Committee shall have the discretion to reduce or eliminate amounts payable under this Plan to any Covered Employee who the

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Compensation Committee determines has breached a duty to the Company which has or will result in material harm to the Company.

                                  ARTICLE VI

                                Non-Exclusivity
                                ---------------

     6.1 Nothing in this Plan shall prevent the Company from establishing other incentive plans in which Covered Employees may participate, or from making additional incentive payments to Covered Employees.

                                  ARTICLE VII

                          Authority and Administration
                          ----------------------------

     7.1 Subject to the limitations of this Plan, the Compensation Committee shall have the sole and complete authority to interpret this Plan and to make all the determinations necessary or advisable in the administration of this Plan (including without limitation the determination to amend or terminate this Plan). The Compensation Committee shall be entitled to rely on representations and certifications of appropriate officers of the Company with respect to the financial and statistical data set forth in paragraph 4.2 hereof. The Compensation Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. The Compensation Committee shall not be liable for any action or determination made in good faith with respect to this Plan.



3119.01

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